UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2020

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 104 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

Effective December 18, 2020, Document Security Systems, Inc.’s wholly-owned subsidiary Impact BioMedical Inc. (the “Company”) entered into an exclusive distribution agreement (the “Distribution Agreement”) with BioMed Technologies Asia Pacific Holdings Limited (“BioMed”), a limited liability company incorporated in the British Virgin Islands focused on manufacturing natural probiotics, pursuant to which the Company will directly market, advertise, promote, distribute and sell certain BioMed products to resellers. The products to be distributed by the Company include BioMed’s PGut Premium ProbioticsTM, PGut Allergy ProbioticsTM, PGut SupremeSlim ProbioticsTM, PGut Kids ProbioticsTM, and PGut Baby ProbioticsTM.

Under the terms of the Distribution Agreement, the Company will have exclusive rights to distribute the products within the United States, Canada, Singapore, Malaysia, and South Korea and non-exclusive distribution rights in all other countries. In exchange, the Company agreed to certain obligations, including mutual marketing obligations to promote sales of the products.

The Distribution Agreement has an initial term of ten years and may be terminated by the Company at its option, at any time, and for any reason, or by BioMed for an uncured material breach or if the other party becomes bankrupt or insolvent.

In connection with the Distribution Agreement, the Company also entered into a subscription agreement with BioMed (the “Subscription Agreement”), pursuant to which the Company agreed to purchase 525 ordinary shares of BioMed (the “Shares”) at a purchase price of HK$9,333.33 per share for total consideration of HK$4,900,000 (approximately US$630,000).

The Subscription Agreement provides, among other things, the Company the right to appoint a new director to the board of BioMed. With respect to an issuance of shares to a third party by BioMed, the Company will have the right of first refusal to purchase such shares, as well as customary tag-along rights.

The Distribution Agreement and the Subscription Agreement each contain customary representations, warranties and covenants of the parties as well as certain indemnification provisions.

The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Distribution Agreement, a copy of which is filed as an exhibit to this report.

A copy of the press release announcing the terms of the Distribution Agreement and Subscription Agreement is filed as an exhibit to this report.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Exhibit

99.1	Distribution Agreement by and between Impact BioMedical Inc. and BioMed Technologies Asia Pacific Holdings Limited effective December 18, 2020.
99.2	Press Release issued December 23, 2020

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: December 23, 2020	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	Chief Executive Officer and Interim Chief Financial Officer

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